CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by BCSB Bancorp, Inc. of our report dated December 18, 2007, relating to the consolidated financial statements of BCSB Bankcorp, Inc. and subsidiaries included in its annual report on Form 10-K for the year ended September 30, 2007.


                                              /s/ Stegman & Company


Baltimore, Maryland
May 8, 2008